Exhibit 99.1

Argon ST, Inc. Announces Record Quarterly Revenue

Second Quarter Revenue and Profits Boosted By Strong Program Execution

FAIRFAX, Va.--(BUSINESS WIRE)--Argon ST, Inc. (NASDAQ:STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today reported results for its second fiscal quarter ended March 30, 2008.

  Second quarter 2008 revenue of $88.4 million grew 38 percent compared to $64.3 million in the second quarter ended April 1, 2007 and increased 19 percent sequentially from $74.3 million in the first quarter of 2008
  Operating income for the second quarter increased to $9.0 million compared to operating income of $6.5 million for the corresponding quarter of the prior year and $6.8 million in the first quarter of 2008
  Net income for the quarter grew to $5.5 million compared to $4.2 million in the second quarter of the prior year and $4.3 million in the first quarter of 2008
  Adjusted EBITDA (See Non-GAAP Financial Measures) for the quarter was $12.1 million or 13.7 percent margin on revenue compared to Adjusted EBITDA of $9.0 million, or 13.9 percent margin on revenue in the second quarter of the prior year and $9.6 million or 13.0 percent margin on revenue in the first quarter of 2008
  Bookings for the quarter were $74.1 million; backlog at the end of the quarter was $270 million

“Program execution and continued confidence in Argon’s ability to provide leading C5ISR solutions contributed to record revenue and the strong results from operations we posted during the quarter,” said Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “I am proud of our performance and of the progress we have made in the first half of the year. Continued execution against our plan together with the earlier than expected first quarter booking of our Navy SSEE Lot 5 order and the subsequent early program rollout, facilitated a strong quarter. We are pleased to be able to provide investors with some early visibility into how the Company expects to achieve our 2008 guidance.”

Continuing, Dr. Collins commented, “Our business development efforts have contributed to $74 million of new bookings in the quarter and approximately $17 million in the first two weeks of the third quarter. These wins together with the numerous opportunities in our pipeline should contribute to Argon ST entering 2009 with a strong backlog.

“We continue to identify opportunities to produce consistent and reliable execution against our plan. During the quarter our program managers optimized cost and schedule performance on some important programs which yielded the strong results we delivered. Although we will continue to streamline our operations, we must emphasize that the mix of our business will ebb and flow over time causing consolidated margins to fluctuate from quarter to quarter.”

Concluding, Dr. Collins said, “We believe we are on track to produce double digit revenue growth in 2008 and as such are re-affirming the guidance of total revenues from the Company’s current operations to be in the range of $325 million to $345 million and GAAP operating income between $29 and $34 million with Adjusted EBITDA between $41 and $46 million.”

Second Quarter 2008 and 2007 Financial Highlights

Financial highlights from the quarters ended March 30, 2008, December 30, 2007 and April 1, 2007 include: (in millions, except per share amounts)

	Q1 2008	Q2 2008	Q2 2007	YTD 2008	YTD 2007
Revenue	$74.3	$88.4	$64.3	$162.7	$124.7
Operating Income	6.8	9.0	6.5	15.7	14.2
Adjusted EBITDA (a)	9.6	12.1	9.0	21.8	19.0
Net Income	4.3	5.5	4.2	9.8	9.3
Net Income per share, fully diluted	$0.19	$0.25	$0.18	$0.44	$0.41

Notes: (a) Denotes a non-GAAP financial measure. For important information about these measures please see below under "Non-GAAP Financial Measures" and Annex A, which provides a detailed reconciliation to GAAP measures of these items.

Three Month Results

For the second quarter ended March 30, 2008 revenue was $88.4 million. This represents a 37.5 percent improvement over revenue of $64.3 million in the second quarter of the prior year and a 19.1 percent sequential increase over revenue of $74.3 million in the first quarter of fiscal 2008.

Operating income for the quarter was $9.0 million. This represents a 37.9 percent improvement over operating income of $6.5 million in the second quarter of the prior year and a 32.4 percent sequential increase over operating income of $6.8 million in the first quarter of fiscal 2008.

Adjusted EBITDA for the second quarter ended March 30, 2008 was $12.1 million or 13.7 percent margin on revenue. This represents a 35.5 percent increase over Adjusted EBITDA of $9.0 million, or 13.9 percent margin on revenue, in the second quarter of the prior year and a 26.0 percent sequential increase over Adjusted EBITDA of $9.6 million, or 13.0 percent margin on revenue, in the first quarter of fiscal 2008.

Net income for the quarter was $5.5 million. Net income was $4.2 million in the second quarter of the prior year and $4.3 million in the first quarter of fiscal 2008.

Fully diluted earnings per share for the quarter was $0.25 on 22.0 million shares and share equivalents. Fully diluted earnings per share in the second quarter of the prior year was $0.18 on 22.8 million shares and share equivalents and was $0.19 in the first quarter of 2008 on 22.3 million shares and share equivalents.

Six Month Results

For the six months ended March 30, 2008 revenue was $162.7 million. This represents a 30.5 percent improvement over revenue of $124.7 million in the first six months of the prior year.

Operating income for the first six months was $15.7 million. This represents a 10.7 percent improvement over operating income of $14.2 million in the same period of the prior year.

Adjusted EBITDA for the six months ended March 30, 2008 was $21.8 million or 13.4 percent margin on revenue. This represents a 14.3 percent increase over Adjusted EBITDA of $19.0 million, or 15.3 percent margin on revenue in the same period of the prior year.

Net income for the six months ended March 30, 2008 was $9.8 million. Net income was $9.3 million for the six months ended April 1, 2007.

Fully diluted earnings per share for the six months ended March 30, 2008 was $0.44 on 22.1 million shares and share equivalents. Fully diluted earnings per share in the same period of the prior year was $0.41 on 22.8 million shares and share equivalents.

Balance Sheet

During the quarter, Argon purchased approximately 300,000 shares for a total expenditure of $5.1 million under the Company’s Stock Repurchase program adopted in August 2007. This brings the total shares repurchased under the program to one million shares with a total expenditure of $17.9 million. The Company ended the quarter with $14.0 million in cash and cash equivalents.

Non-GAAP Financial Measures

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP. The four measures and their definitions are:

  Non-GAAP Operating Income is defined as operating income on a GAAP basis excluding impairment of intangible assets and other one-time charges.
  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition related retention compensation and excludes impairment of intangible assets and other one-time charges.
  Non-GAAP Net Income is defined as net income on a GAAP basis excluding impairment of intangible assets and other one-time charges
  Non-GAAP Net Income per fully diluted share is defined as fully diluted earnings per share on a GAAP basis excluding the per share impact of impairment of intangible assets and other one time charges.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future.

Specifically, management believes that the measures Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Net Income per fully diluted share provide investors an important perspective on the Company's ongoing operations and provide additional insight into underlying business performance.

Management believes that the measure Adjusted EBITDA provides investors important information about the operating trends of the Company. Adjusted EBITDA excludes certain non-cash expenses, such as stock-based compensation expense, impairment of intangible assets and other expenses that management does not believe are reflective of ongoing operating results. Management uses Adjusted EBITDA to evaluate performance of its business operations.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on Annex A of this press release.

Conference Call Information

Argon ST will be hosting a conference call and web cast for parties interested in further information about the Company’s performance during the second fiscal quarter ended March 30, 2008. The Company will conduct the conference call at 10:00 a.m. Eastern Time on Thursday, May 8, 2008.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 877-391-6850. International callers should dial 617-597-9299. When prompted by the operator, provide conference passcode 49221440.

If you are unable to participate in the call at this time, a replay will be available for seven days starting on Thursday, May 8, 2008 at approximately Noon Eastern Time. To access the replay, dial 888-286-8010 and enter the passcode 24438901. International callers should dial 617-801-6888 and enter the same passcode 24438901.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company's website http://www.argonst.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets. For news and information visit www.argonst.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2007), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay in award or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

ARGON ST, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share amounts)

	March 30, 2008	September 30, 2007
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$13,984	$22,965
Accounts receivable, net	102,455	95,639
Inventory, net	3,773	2,927
Deferred income tax asset	4,571	3,218
Prepaids and other	1,172	3,154
TOTAL CURRENT ASSETS	125,955	127,903
Property, equipment and software, net	24,917	22,822
Goodwill	172,289	170,192
Intangibles, net	4,907	5,760
Restricted cash	-	1,800
Other assets	892	1,168
TOTAL ASSETS	$328,960	$329,645

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$25,804	$23,796
Accrued salaries and related expenses	10,836	12,899
Deferred revenue	8,146	12,651
Other current liabilities	2,343	681
TOTAL CURRENT LIABILITIES	47,129	50,027
Deferred income tax liability, long-term	2,225	1,794
Deferred rent and other liabilities	895	2,988
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock:
$.01 Par Value, 100,000,000 shares authorized, 22,647,619 and 22,561,639 shares issued at March 30, 2008 and September 30, 2007	226	226
Additional paid in capital	219,102	217,038
Treasury stock at cost, 1,126,245 and 674,145 shares at March 30, 2008 and September 30, 2007, respectively	(18,425)	(10,527)
Retained earnings	77,808	68,099
TOTAL STOCKHOLDERS' EQUITY	278,711	274,836
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$328,960	$329,645

ARGON ST, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited) (In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	March 30, 2008	April 1, 2007	March 30, 2008	April 1, 2007

CONTRACT REVENUES	$88,449	$64,310	$162,715	$124,715

COST OF REVENUES	73,012	51,901	133,349	97,655

GENERAL AND ADMINISTRATIVE EXPENSES	4,663	4,160	10,120	8,887

RESEARCH AND DEVELOPMENT EXPENSES	1,811	1,748	3,511	3,964

INCOME FROM OPERATIONS	8,963	6,501	15,735	14,209

INTEREST INCOME, NET	35	267	154	597

INCOME BEFORE INCOME TAXES	8,998	6,768	15,889	14,806
PROVISION FOR INCOME TAXES	3,492	2,605	6,101	5,460
NET INCOME	$5,506	$4,163	$9,788	$9,346

EARNINGS PER SHARE (Basic)	$0.25	$0.19	$0.45	$0.42
EARNINGS PER SHARE (Diluted)	$0.25	$0.18	$0.44	$0.41

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	21,698,836	22,331,900	21,781,588	22,279,745
Diluted	22,013,836	22,779,417	22,146,004	22,755,348

ARGON ST, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (In thousands)

	Six Months Ended
	March 30, 2008	April 1, 2007
Cash flows from operating activities
Net income	$9,788	$9,346
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,926	3,772
Amortization of deferred costs	84	-
Deferred income tax expense benefit	(897)	(61)
Stock-based compensation	1,621	865
Gain (loss) on sale of equipment and other	(16)	32
Change in:
Accounts receivable	(6,480)	(5,805)
Inventory	(846)	(38)
Prepaids and other	1,284	6,082
Accounts payable and accrued expenses	1,499	(1,664)
Accrued salaries and related expenses	(2,063)	265
Deferred rent and other current liabilities	2,007	(379)
Deferred revenue	(5,025)	(8,987)

Net cash provided by operating activities	4,882	3,428

Cash flows from investing activities
Acquisitions of property, equipment and software	(5,203)	(3,091)
Cash paid for acquisitions	(3,300)	(400)
Reduction in restricted cash	1,800	-
Proceeds from note receivable and other	339	(304)

Net cash used in investing activities	(6,364)	(3,795)

Cash flows from financing activities
Purchase of treasury stock	(7,898)	-
Payments on capital leases	(90)	49
Tax benefit of stock option exercises	36	438
Proceeds from exercise of stock options	169	722
Proceeds from employee stock purchase plan exercises	284	395

Net cash provided by (used in) financing activities	(7,499)	1,604

Net increase (decrease) in cash and cash equivalents	(8,981)	1,237
Cash and cash equivalents, beginning of period	22,965	33,498
Cash and cash equivalents, end of period	$13,984	$34,735
Supplemental disclosure
Income taxes paid	$4,723	$5,389
Interest expense paid	$12	$3

ANNEX A:
ARGON ST, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	March 30, 2008	April 1, 2007	March 30, 2008	April 1, 2007

Operating income	$8,963	$6,501	$15,735	$14,209

Adjustments to operating income	-	-	-	-

Non-GAAP operating income	$8,963	$6,501	$15,735	$14,209

Net income	$5,506	$4,163	$9,788	$9,346
Provision for income taxes	3,492	2,605	6,101	5,460
Interest, net	(35)	(267)	(154)	(597)

Non-cash items:
Depreciation and Amortization	2,075	1,879	4,010	3,772
Stock-based compensation	898	476	1,621	865
Acquisition related retention compensation	200	100	400	200

Adjusted EBITDA	$12,136	$8,956	$21,766	$19,046

Net income	$5,506	$4,163	$9,788	$9,346

Adjustments to net income	-	-	-	-

Non-GAAP net income	$5,506	$4,163	$9,788	$9,346

Earnings per Share, diluted	$0.25	$0.18	$0.44	$0.41
Effect on EPS for adjustments to net income	-	-	-	-

Non-GAAP earnings per share, diluted	$0.25	$0.18	$0.44	$0.41

CONTACT:
Argon ST, Inc.
Investors:
Aaron Daniels, 703-995-5610
ir@argonst.com
or
Media:
Lori Hughes, 703-995-5610
media@argonst.com